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                                                                    Exhibit 10.3

                              RELOCATION AGREEMENT

      THIS RELOCATION AGREEMENT (this "Agreement") is made as of May 20, 2004 by and between ADVANTA CORP., a Delaware corporation ("Advanta"), having an address at Welsh and McKean Roads, Spring House, Pennsylvania 19477, and JOHN F. MOORE, an individual ("John"), having an address at c/o Advanta Bank Corp., Welsh and McKean Roads, Spring House, Pennsylvania 19477.

                                   BACKGROUND

      A. John is President of Advanta Bank Corp., an affiliate of Advanta. In connection with his presidency of Advanta Bank Corp., Advanta has asked John to establish and maintain his principal residency in Utah and in return has agreed to (i) pay John a relocation payment for certain expenses related to his relocation to Utah, (ii) reimburse John for amounts borrowed under a home equity line of credit that he uses to pay for certain expenses relating to the maintenance of his residence in Utah and (iii) under certain circumstances described below, purchase John's Utah residence.

      B. John has signed an agreement of sale to purchase certain real property located in Salt Lake County, Utah, and known as 3160 East Old Ridge Circle (the "Property"), which is more particularly described in Exhibit "A" attached hereto.

      C. Advanta and John now wish to enter into this Agreement in order to set forth their mutual understanding regarding the foregoing.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, John and Advanta hereby agree as follows:

      1. Relocation Payment.

            (a) In order to assist John in purchasing the Property, which John shall use as his principal residence, Advanta has agreed to pay to John the sum of One Hundred Fifty-Seven Thousand Five Hundred Dollars ($157,500) as a relocation payment (the "Relocation Payment"), plus an additional sum equal to the amount of John's income tax liability for the Relocation Payment.

            (b) A Seventy-Three Thousand Two Hundred Dollar ($73,200) portion of the Relocation Payment (the "Equity Amount") has been paid by Advanta to John at the time of the signing of this Agreement, the receipt of which is hereby acknowledged by John. The Equity Amount shall be used by John to pay that portion of the purchase price for the Property that exceeds the amount of John's First Mortgage Loan (hereinafter defined). If for any reason John does not purchase the Property on or before June 1, 2004, John shall promptly return the Equity Amount to Advanta.

            (c) The balance of the Relocation Payment (i.e., the Relocation Payment less the Equity Amount, which balance is hereinafter called the "Relocation Payment Balance"), plus

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the additional sum equal to the amount of John's income tax liability for the
Relocation Payment, shall be paid to John by Advanta on the date of settlement for John's purchase of the Property.

            (d) The Relocation Payment Balance shall be used by John for the payment of the following expenses (collectively, the "First Year Expenses") during the one-year period between the Effective Date and the first anniversary of the Effective Date: (1) regularly scheduled payments of principal and interest on John's First Mortgage Loan (hereinafter defined), (2) his costs of maintaining the Property, including, for example, the payment of repair bills, condominium fees, taxes, insurance and utility bills, as mutually agreed by John and Advanta from time to time, and (3) his miscellaneous costs of initially preparing the Property for his occupancy, as mutually agreed by John and Advanta from time to time.

            (e) As soon as reasonably possible after the first anniversary of the Effective Date, John and Advanta shall mutually determine the aggregate total amount of the First Year Expenses and John's income tax liability for the Relocation Payment. If (1) the First Year Expenses exceed the Relocation Payment Balance and/or (2) John's income tax liability for the Relocation Payment exceeds the amount paid by Advanta to John for such purpose, Advanta shall pay to John the sum equal to such excess amount(s), plus the additional sum equal to the amount of John's income tax liability for such payment. If (1) the Relocation Payment Balance exceeds the First Year Expenses and/or (2) the amount paid by Advanta to John for John's income tax liability for the Relocation Payment exceeds John's actual income tax liability for the Relocation Payment, such excess amount(s) shall be credited to Advanta's obligation to reimburse John for Reimbursable HELOC Expenses (hereinafter defined) pursuant to subparagraph 2(b) below.

      2. Reimbursable HELOC Expenses.

            (a) John intends to partially finance his purchase of the Property with a first mortgage loan in the amount of $292,800 (which first mortgage loan and any replacement first mortgage loan is hereinafter called "John's First Mortgage Loan"). John also intends to obtain a home equity line of credit (which home equity line of credit and any replacement home equity line of credit is hereinafter called "John's HELOC"), which shall be used by John, after he has expended the remainder of the Relocation Payment for such purposes, to (1) make regularly scheduled payments of principal and interest on John's First Mortgage Loan, (2) pay his costs of maintaining the Property, including, for example, the payment of repair bills, condominium fees, taxes, insurance and utility bills, as mutually agreed by John and Advanta from time to time, (3) pay interest on that portion of the principal amount of John's HELOC that qualifies as Reimbursable HELOC Expenses and (4) pay the amount of John's income tax liability, net of the effect of any income tax deductions for the Property that are taken by John, for reimbursement payments for Reimbursable HELOC Expenses (items (1) through (4), plus that portion of the outstanding balance of principal of John's HELOC that qualifies as any of items (1) through (4), collectively, "Reimbursable HELOC Expenses").

            (b) Advanta shall reimburse John for all Reimbursable HELOC Expenses. Requests for reimbursement may be made by John as of: (A) the second anniversary of the Effective Date (hereinafter defined), (B) each subsequent anniversary of the Effective Date and

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(C) the date determined pursuant to subparagraph (c) of this Paragraph. The procedure to be followed for reimbursement is as follows:

                  (i) John shall submit to Advanta (to the attention of Marci Wilf, Vice President of Corporate Administration) a Draw Request Form in the form attached as Exhibit "B" to this Agreement, together with copies of all supporting receipts or proof of payment and other appropriate documentation and, if not clear from the documentation submitted, an explanation of the expenses represented by such documentation.

                  (ii) Upon confirmation by Advanta of the expenses that qualify as Reimbursable HELOC Expenses, Advanta shall reimburse such amount to John.

            (c) For purposes of this Agreement, the term "Termination Date" shall mean the date determined as follows:

                  (i) If a Put Option Trigger Event (as hereinafter defined) occurs and John: (1) is not eligible to exercise the Put Option (as hereinafter defined) because the FMV (hereinafter defined) equals or exceeds the Put Option Sale Price (hereinafter defined) or (2) is eligible to exercise the Put Option but fails to do so within the fifteen-day period provided in subparagraph 3(c) below, the Termination Date shall be the date of the first to occur of the following events:

                        (A) John ceases to be President of Advanta Bank Corp. for any reason; or

                        (B) John leaves or retires or otherwise ceases to be employed by Advanta Bank Corp., Advanta or any other Advanta affiliate for any reason.

                  (ii) If a Put Option Trigger Event occurs and John is eligible to and does properly exercise the Put Option, the Termination Date shall be the date of the first to occur of the following events:

                        (A) The date of settlement for the sale of the Property pursuant to subparagraph 3(d) below; or

                        (B) The date of settlement for Advanta's purchase of the Property pursuant to subparagraph 3(e) below.

                  (iii) If the Property is sold at any time prior to the occurrence of a Put Option Trigger Event, the Termination Date shall be the date of settlement for such sale.

            (d) All rights to reimbursement for Reimbursable HELOC Expenses shall cease as of the date determined as follows:

                  (i) In the case of subparagraph 2(c)(i) above, the earlier of the following dates:

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                        (A) the one hundred eightieth (180th) day after the
Termination Date; or

                        (B) the date of settlement for the sale of the Property.

                  (ii) In the case of subparagraphs 2(c)(ii) and (iii) above, the Termination Date.

      3. Option to Put the Property to Advanta.

            (a) Within thirty (30) days after the occurrence of a Put Option Trigger Event (hereinafter defined), or at any other time as John and Advanta shall mutually agree, John shall cause the Property to be appraised (by an appraiser mutually acceptable to John and Advanta) to determine its fair market value ("FMV").

            (b) As used in this Agreement, the term "Put Option Trigger Event" means the first to occur of the following events:

                  (i) John ceases to be President of Advanta Bank Corp. for any reason; or

                  (ii) John leaves or retires or otherwise ceases to be employed by Advanta Bank Corp., Advanta or any other Advanta affiliate for any reason.

            (c) In the event that the FMV is less than the Put Option Sale Price (hereinafter defined), John shall, within fifteen (15) days after determination of the FMV, advise Advanta whether he elects to require Advanta to purchase the Property (the "Put Option").

            (d) If John elects to exercise the Put Option, John shall, for a period of one hundred eighty (180) days following the date of the exercise, diligently attempt to sell the Property to a third party for a price that equals or exceeds the Put Option Sale Price.

            (e) If John is not successful in selling the Property pursuant to subparagraph (d) of this Paragraph, then Advanta shall purchase the Property from John for an amount equal to the Put Option Sale Price (less any costs, such as brokerage commissions, that are payable solely in connection with a sale to a third party), subject to the following conditions:

                  (i) Title to the Property shall not be subject to any liens, encumbrances or other title objections created or suffered by John that are not contemplated under this Agreement.

                  (ii) In the event that the Property has been damaged by fire or other casualty that has not been fully repaired or restored as of the date of settlement, John shall (1) pay to Advanta the proceeds of any casualty insurance received by him and not applied to the repair or restoration of the Property and
(2) assign to Advanta John's right to receive any unpaid insurance proceeds.

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            (f) As used in this Agreement, the term "Put Option Sale Price"
means the total of the following estimated amounts:

                  (i) the outstanding balance of principal and interest of John's First Mortgage Loan as of the date of settlement for the sale; plus

                  (ii) the outstanding balance of principal and interest of that portion of John's HELOC that qualifies as Reimbursable HELOC Expenses (and not yet reimbursed by Advanta) as of the date of settlement for the sale; plus

                  (iii) John's cost of the sale, including customary brokerage commissions and closing costs.

      4. Return Amount.

            (a) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Termination Date occurs at any time prior to the third anniversary of the Effective Date, John shall return to Advanta, but only to the extent of any Net Proceeds (as hereinafter defined), a percentage of the Return Amount (as hereinafter defined) based on the following schedule:

                  Applicable Period                                         Percentage
                  -----------------                                         ----------
The Effective Date to the day prior to the first anniversary
     of the Effective Date                                                    100.00%

The first anniversary of the Effective Date to the day prior
     to the second anniversary of the Effective Date                           66.66%

The second anniversary of the Effective Date to the day
     prior to the third anniversary of the Effective Date                      33.33%

            (b) Any Return Amount payable to Advanta pursuant to subsection (a) of this Paragraph shall be paid on or before the date (the "Determination Date") that is the earlier to occur of the following:

                  (i) the date of settlement for the sale of the Property; or

                  (ii) one hundred eighty (180) days after the Termination Date.

            (c) As used in this Paragraph, the following terms have the following meanings:

                  (i) "Net Proceeds" means the Gross Proceeds (as hereinafter defined) less the total of the following amounts:

                        (A) the outstanding balance of principal and interest of John's First Mortgage Loan as of the Determination Date; plus

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                        (B) the outstanding balance of principal and interest of
that portion of John's HELOC that qualifies as Reimbursable HELOC Expenses (and not yet reimbursed by Advanta) as of the Determination Date; plus

                        (C) in the case of a sale of the Property, all of John's costs of the sale, including customary brokerage commissions and closing costs.

                  (ii) "Gross Proceeds" means:

                        (A) in the case of a sale of the Property, the actual gross proceeds of the sale; or

                        (B) if John has not sold the Property by the Determination Date, the FMV.

                  (iii) "Return Amount" means the total of the following amounts:

                        (A) the Equity Amount; plus

                        (B) the portion of the Relocation Payment used by John to purchase furniture for the Property; plus

                        (C) the portion of the Relocation Payment used by John to pay the closing costs of John's purchase of the Property; plus

                        (D) in the case of any such reimbursements pursuant to subparagraph 2(d)(i) above, all Reimbursable HELOC Expenses reimbursed by Advanta to John with respect to any period following the Termination Date.

      5. Effective Date. This Agreement is effective as of May 20, 2004 (the "Effective Date").

      6. Notices. All notices required to be given by either party to this Agreement (the "Sending Party") to the other party (the "Receiving Party") shall be given by either hand delivering it or mailing it by first class mail to the address of the Receiving Party stated in the first paragraph of this Agreement or to another address if the Receiving Party has sent notice of such other address to the Sending Party in accordance with this Paragraph 6.

      7. Captions. The headings and captions used in this Agreement are for convenience of reference only and shall not be construed to affect in any way the interpretation of this Agreement.

      8. Successors and Assigns. Subject to the following limitation, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding the immediately preceding sentence, except for a transfer that occurs by reason of John's death, John shall not voluntarily, involuntarily, or by operation of law assign or transfer any right to receive funds or any other

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rights or interests he may have under this Agreement, without the prior written consent of Advanta, which consent may be withheld in the sole discretion of Advanta.

      9. Amendment. This Agreement cannot be changed or amended except by agreement in writing signed by the party against whom enforcement of the change or amendment is sought.

      10. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts-of-law principles.

      11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, which together shall be deeded to constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   ADVANTA CORP.

                                   By: /s/ Elizabeth Mai
                                      _____________________________________
                                      Name: Elizabeth H. Mai
                                      Title: Senior Vice President and General
                                             Counsel

                                       /s/ John F. Moore
                                   __________________________________ (SEAL)
                                             JOHN F. MOORE

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                                  EXHIBIT "A"

                            DESCRIPTION OF PROPERTY

All of Unit 9, of the CANYON RIDGE CONDOMINIUMS, as the same is identified in the Record of Survey Map recorded in Salt Lake County, Utah, as Entry No. 7697068, in Book 2000P, at Page 211, and in the Declaration of Covenants, Conditions and Restrictions and Bylaws of the CANYON RIDGE CONDOMINIUMS, recorded in Salt Lake County, Utah, on August 14, 2000, as Entry No. 7697069.

TOGETHER WITH: (a) the undivided ownership interest in said Condominium Project's Common Areas and Facilities which are appurtenant to said Unit (the referenced Declaration of Condominium providing for periodic alteration both in the magnitude of said undivided ownership interest and in the composition of the Common Areas and Facilities to which said interest relates), (b) the exclusive right to use and enjoy each of the Limited Common Areas which is appurtenant to said Unit, and (c) the non-exclusive right to use and enjoy the Common Areas and Facilities included in said Condominium Project (as said Project may hereafter be expanded) in accordance with the aforesaid Declaration and Survey Map (as said Declaration and Map may hereafter be amended or supplemented) and the Utah Condominium Ownership Act.

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                                  EXHIBIT "B"

                               DRAW REQUEST FORM

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